AMENDED AND RESTATED
AGREEMENT

This Amended and Restated Agreement (the "Agreement") made this 17th day of June, 2010, among Bridges Investment Fund, Inc., a Nebraska corporation (hereinafter the "Fund"), and Bridges Investment Advisers, a proprietorship (hereinafter, "BIA"), Bridges Investment Counsel, Inc., a Nebraska corporation (hereinafter, "BIC"), Bridges Investment Management, Inc., a Nebraska corporation (hereinafter, "BIM"), and Bridges Investor Services, Inc., a Nebraska corporation (hereinafter, "BIS").

WITNESSETH

1.           The Fund, BIA, BIC, BIM, and BIS are jointly insured entities under the ICI Mutual Insurance Company fidelity bond (the "ICI Fidelity Bond"), initially bound July 14, 1987 for continuous and effective coverage since October 1, 1987.  As of the date of this Agreement, the bond period is from May 1 to May 1 (the "Bond Period").  The Board of Directors of the Fund may change the Bond Period, as necessary. The purpose of this Agreement is to set forth the relationships among the parties, and particularly, to establish a mechanism for allocating the premium expenses on an appropriate and fair basis, and providing for an equitable and proportionate share of any recovery under the ICI Fidelity Bond.

2.           In addition to the Fund, BIA, BIC, BIM, and BIS, there are additional insured parties under the ICI Fidelity Bond for which BIC will take all responsibility under this Agreement and for which BIC will obligate for participation in the coverage.  The additional insured parties include the BIC Pension Plan and Trust and BIC Profit Sharing Trust.  BIC may add other additional insured parties of a similar character by agreement with the ICI Mutual Insurance Company, providing that form of coverage is designed specifically for the affiliated and otherwise related entities in compliance with Rule 17g-1 under the Investment Company Act of 1940, as amended ("SEC Rule 17g-1").

3.           The Fund agrees to pay the same annual premium as the amount paid to ICI Mutual Insurance Company for the regulated investment management company bond for the applicable policy year and applicable minimum bond amount (based on the SEC Rule 17g-1 schedule).  The amount of the annual premium to be paid by the Fund for each Bond Period shall be determined by a resolution approved by the Fund's Board of Directors ("Fund Premium Amount").

4.           BIA, BIC, BIM, and BIS will pay the premium for the ICI Fidelity Bond in excess of the Fund Premium Amount pursuant to Section 3 above.  The burden of this excess premium will be shared in proportion to the last annual revenue per the Form 1120 Federal Income Tax return.  These numbers will be added together, and a percentage will be established for each business activity so covered by the ICI Mutual Insurance Company fidelity coverage.  The allocations of premium to be paid in excess of the Fund Premium Amount, will be set annually when the total renewal premium statement is received from ICI Mutual Insurance Company.

5.           From time to time, BIC has provided capital contributions to ICI Mutual Insurance Company and taken other actions that will have a definable cost or lack of an investment return in an effort to freeze and eventually turn back the fidelity bond insurance costs for the Fund.  The parties hereby agree that savings, if any, that accrue from premium reductions from ICI Mutual Insurance Company will be returned to BIC until such time as the costs and foregone investment returns have been recaptured.  With respect to identifying the investment returns, the beginning and ending balances for investment securities and cash reserves (not a part of normal working capital) will be averaged each year from the amount shown on the Form 1120 Federal Income Tax returns, and the resulting mean investment balance at book value will be divided into the total annual dividend and interest income to arrive at a percentage return to apply to the dollars invested on behalf of the Fund.  The specific costs expended on behalf of the Fund and other affiliated companies that are parties to this Agreement will aIso be identified and recorded for future use in determining fair economic treatment between the parties to this Agreement.

6.           Any losses incurred under the ICI Fidelity Bond will be handled in such a manner as to protect the Fund’s shareholders against any loss through the insured limits.  In the event of a recovery under the ICI Fidelity Bond as a result of a loss sustained by the Fund and one or more other named insureds, all parties hereto agree that in accordance with SEC Rule 17g-1, the Fund shall receive an equitable and proportionate share of the recovery, but at a minimum an amount equal to the amount the Fund would have received had it provided and maintained a single insured bond with the minimum coverage required under SEC Rule 17g-1.    If there is a recovery in excess of the minimum insured coverage limit set forth in the preceding sentence, the Fund will recover or participate in a recovery in the same proportion or percentage as the Fund pays of the total annual renewal premium from the ICI Mutual Insurance Company for the ICI Fidelity Bond.

7.           This Agreement shall remain in effect as long as the ICI Mutual Insurance Company is the primary fidelity bonding insurance carrier for the contracting parties.  Subject to paragraph 8, this Agreement may be amended to restate principles of allocation of total premium costs or to redefine the principles of dividing the cost of losses or sharing the recovery proceeds from a prior loss to deliver equitable results to the contracting parties.

8.           The members of the board of directors of the Fund, who are not "interested persons" (as defined by Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Act")), will have the annual responsibility of reviewing the adequacy of the registered investment management company bond with respect to adequacy of coverages of the bond; the arrangements for protection of the Fund’s assets including the persons who have access to those assets; the approval of any premium paid for the bond or any amendment thereto; and such other arrangements or factors they deem appropriate or that may be required by Federal or state statutes.  Nothing in this Agreement shall be construed to abrogate or restrain the right of the members of the board of directors of the Fund, who are not "interested persons", or the actions of the complete board of directors of the Fund from exercising their independent duties and responsibilities as directors.

9.           As the Fund's current investment adviser, BIM hereby agrees to indemnify the Fund and the other parties hereto for the amount of the deductible and any deposits required under the ICI Mutual Insurance Company Fidelity Bond and to maintain an escrow account in cash and/or cash equivalents in an amount equal to the deductible at all times.

10.           The intent of this Agreement is to satisfy the requirements of SEC Rule 17g-1 under the Investment Company Act of 1940.  Any provision of this Agreement that conflicts with the requirements stated in SEC Rule 17g-1 shall be considered inoperative without diminishing the binding nature of the other provisions of this Agreement which shall continue to be in effect.  The text of SEC Rule 17g-1 in effect on the date of this Agreement is attached as Attachment I hereto; any amendments to such rule shall be incorporated into such Attachment as adopted from time to time.

11.           This instrument contains the entire agreement of the parties and shall supersede and replace any and all prior agreements and understandings between the parties hereto concerning the subject matter hereof.

Signature Page Following

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered effective as of the date and year first above written.

BRIDGES INVESTMENT FUND, INC.

By   /s/ Edson L. Bridges III, President
Name and Title

BRIDGES INVESTMENT ADVISERS

By             /s/ Edson L. Bridges II, Proprietor
Name and Title

BRIDGES INVESTMENT COUNSEL, INC.

By   /s/ Edson L. Bridges II, President
Name and Title

BRIDGES INVESTMENT MANAGEMENT, INC.

By  /s/ Edson L. Bridges III, President
Name and Title

BRIDGES INVESTOR SERVICES, INC.

By  /s/ Edson L. Bridges II, President
Name and Title

ATTACHMENT I
FULL TEXT OF RULE 17g-1
INVESTMENT COMPANY ACT
17 C.F.R. 270.17j-1
(As amended August 2, 2004)

Rule 17g-1 -- Bonding of officers and employees of registered management investment companies.

(a)           Each registered management investment company shall provide and maintain a bond which shall be issued by a reputable fidelity insurance company, authorized to do business in the place where the bond is issued, against larceny and embezzlement, covering each officer and employee of the investment company, who may singly, or jointly with others, have access to securities or funds of the investment company, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities, unless the officer or employee has such access solely through his position as an officer or employee of a bank (hereinafter referred to as "covered persons").

(b)           The bond may be in the form of (1) an individual bond for each covered person or a schedule or blanket bond covering such persons, (2) a blanket bond which names the registered management investment company as the only insured (hereinafter referred to as "single insured bond") or (3) a bond which names the registered management investment company and one or more other parties as insureds (hereinafter referred to as a "joint insured bond"), such other insured parties being limited to (i) persons engaged in the management or distribution of the shares of the registered investment company, (ii) other registered investment companies which are managed and/or whose shares are distributed by the same persons (or affiliates of such persons), (iii) persons who are engaged in the management and/or distribution of shares of companies included in paragraph (b)(3)(i) of this section, (iv) affiliated persons of any registered management investment company named in the bond or of any person included in paragraph (b)(3)(i) or (b)(3)(iii) of this section who are engaged in the administration of any registered management investment company named as insured in the bond, and (v) any trust, pension, profit-sharing or other benefit plan for officers, directors or employees of persons named in the bond.

(c)           A bond of the type described in paragraph (b)(1) or (b)(2) of this section shall provide that it shall not be cancelled, terminated or modified except after written notice shall have been given by the acting party to the affected party and to the Commission not less than sixty days prior to the effective date of cancellation, termination or modification. A joint insured bond described in paragraph (b)(3) of this section shall provide, that (1) it shall not be cancelled terminated or modified except after written notice shall have been given by the acting party to the affected party, and by the fidelity insurance company to all registered investment companies named as insureds and to the Commission, not less than sixty days prior to the effective date of cancellation, termination, or modification and (2) the fidelity insurance company shall furnish each registered management investment company named as an insured with (i) a copy of the bond and any amendment thereto promptly after the execution thereof, (ii) a copy of each formal filing of a claim under the bond by any other named insured promptly after the receipt thereof, and (iii) notification of the terms of the settlement of each such claim prior to the execution of the settlement.

(d)           The bond shall be in such reasonable form and amount as a majority of the board of directors of the registered management investment company who are not "interested persons" of such investment company as defined by section 2(a)(19) of the Act shall approve as often as their fiduciary duties require, but not less than once every twelve months, with due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the registered management investment company to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the company's portfolio: Provided, however, That

(1)           the amount of a single insured bond shall be at least equal to an amount computed in accordance with the following schedule:

Amount of registered management investment	Minimum amount of
company gross assets-at the end of the most	bond (in dollars)
recent fiscal quarter prior to date (in dollars)

Up to 500,000 ...	50,000.00
500,000 to 1,000,000 ...	75,000.00
1,000,000 to 2,500,000 ...	100,000.00
2,500,000 to 5,000,000 ...	125,000.00
5,000,000 to 7,500,000 ...	150,000.00
7,500,000 to 10,000,000 ...	175,000.00
10,000,000 to 15,000,000 ...	200,000.00
15,000,000 to 20,000,000 ...	225,000.00
20,000,000 to 25,000,000 ...	250,000.00
25,000,000 to 35,000,000 ...	300,000.00
35,000,000 to 50,000,000 ...	350,000.00
50,000,000 to 75,000,000 ...	400,000.00
75,000,000 to 100,000,000 ...	450,000.00
100,000,000 to 150,000,000 ...	525,000.00
150,000,000 to 250,000,000 ...	600,000.00
250,000,000 to 500,000,000 ...	750,000.00
500,000,000 to 750,000,000 ...	900,000.00
750,000,000 to 1,000,000,000 ...	1,000,000.00
1,000,000,000 to 1,500,000,000 ...	1,250,000.00
1,500,000,000 to 2,000,000,000 ...	1,500,000.00
Over 2,000,000,000 ...
1,500,000 plus
200,000 for each
500,000,000 of gross assets
up to a maximum bond of
2,500,000.00

(2)           A joint insured bond shall be in an amount at least equal to the sum of (i) the total amount of coverage which each registered management investment company named as an insured would have been required to provide and maintain individually pursuant to the schedule hereinabove had each such registered management investment company not been named under a joint insured bond, plus (ii) the amount of each bond which each named insured other than a registered management investment company would have been required to provide and maintain pursuant to federal statutes or regulations had it not been named as an insured under a joint insured bond.

(e)           No premium may be paid for any joint insured bond or any amendment thereto unless a majority of the board of directors of each registered management investment company named as an insured therein who are not "interested persons" of such company shall approve the portion of the premium to be paid by such company, taking all relevant factors into consideration including, but not limited to, the number of the other parties named as insured, the nature of the business activities of such other parties, the amount of the joint insured bond, and the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds, and the extent to which the share of the premium allocated to the investment company is less than the premium such company would have had to pay if it had provided and maintained a single insured bond.

(f)           Each registered management investment company named as an insured in a joint insured bond shall enter into an agreement with all of the other named insureds providing that in the event recovery is received under the bond as a result of a loss sustained by the registered management investment company and one or more other named insureds, the registered management investment company shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of this section.

(g)           Each registered management investment company shall:

(1)           File with the Commission (i) within 10 days after receipt of an executed bond of the type described in paragraph (b)(1) or (2) of this section or any amendment thereof, (a) a copy of the bond, (b) a copy of the resolution of a majority of the board of directors who are not "interested persons" of the registered management investment company approving the form and amount of the bond, and (c) a statement as to the period for which premiums have been paid; (ii) within 10 days after receipt of an executed joint insured bond, or any amendment thereof, (a) a copy of the bond, (b) a copy of the resolution of a majority of the board of directors who are not "interested persons" of the registered management investment company approving the amount, type, form and coverage of the bond and the portion of the premium to be paid by such company, (c) a statement showing the amount of the single insured bond which the investment company would have provided and maintained had it not been named as an insured under a joint insured bond, (d) a statement as to the period for which premiums have been paid, and (e) a copy of each agreement between the investment company and all of the other named insureds entered into pursuant to paragraph (f) of this section; and (iii) a copy of any amendment to the agreement entered into pursuant to paragraph (f) of this section within 10 days after the execution of such amendment,
(2)           File with the Commission, in writing, within five days after the making of any claim under the bond by the investment company, a statement of the nature and amount of the claim,

(3)           File with the Commission, within five days of the receipt thereof, a copy of the terms of the settlement of any claim made under the bond by the investment company, and

(4)           Notify by registered mail each member of the board of directors of the investment company at his last known residence address of (i) any cancellation, termination or modification of the bond, not less than forty-five days prior to the effective date of the cancellation or termination or modification, (ii) the filing and of the settlement of any claim under the bond by the investment company, at the time the filings required by paragraph (g)(2) and (3) of this section are made with the Commission, and (iii) the filing and of the proposed terms of settlement of any claim under the bond by any other named insured, within five days of the receipt of a notice from the fidelity insurance company.

(h)           Each registered management investment company shall designate an officer thereof who shall make the filings and give the notices required by paragraph (g) of this section.

(i)           Where the registered management investment company is an unincorporated company managed by a depositor, trustee or investment adviser, the terms "officer" and "employee" shall include, for the purposes of this rule, the officers and employees of the depositor, trustee, or investment adviser.

(j)           Any joint insured bond provided and maintained by a registered management investment company and one or more other parties shall be a transaction exempt from the provisions of section 17(d) of the Act (15 U.S.C. 80a-17(d)) and the rules thereunder, if:

(1)           The terms and provisions of the bond comply with the provisions of this section;

(2)           The terms and provisions of any agreement required by paragraph (f) of this section comply with the provisions of that paragraph; and

(3)           The board of directors of the investment company satisfies the fund governance standards defined in § 270.0-1(a)(7).

(k)           At the next anniversary date of an existing fidelity bond, but not later than one year from the effective date of this rule, arrangements between registered management investment companies and fidelity insurance companies and arrangements between registered management investment companies and other parties named as insureds under joint insured bonds which would not permit compliance with the provisions of this rule shall be modified by the parties so as to effect such compliance.